                                                                    Exhibit 20.1

                         FNBC Credit Card Master Trust
                             Excess Spread Analysis
                                  March 2002


                       ----------------------------------
                       Series                      1997-1
                       Deal Size                  $300 MM
                       Expected Maturity         08/15/02
                       ----------------------------------

Yield                                                           23.12%
Less:  Coupon                                                    9.29%
       Servicing Fee                                             1.28%
       Gross Credit Losses                                       4.92%

Excess Spread:
       March-02                                                  7.64%
       February-02                                               6.01%
       January-02                                                6.46%
Three month Average Excess Spread                                6.70%

Delinquencies:
       30 to 59 Days                                             1.17%
       60 to 89 Days                                             0.70%
       90 + Days                                                 1.35%
       Total                                                     3.22%

Payment Rate:                                                   13.98%